Exhibit 10.29
Overview
The Itron Incentive Plan (“IIP”, or “Plan”) provides a cash award to eligible participants based on attainment of financial & quantitative strategic goals metrics and an assessment of individual performance. The period of January 1st through December 31st (“Performance Period”) is used to establish metrics and measure results. The Financial & Quantitative Strategic Goals metrics are collectively referred to in the IIP document as (“Performance Metrics”).

The Performance metrics are established to measure the degree of business achievement during the Performance Period. The Company Performance metrics are set forth in Exhibit A (“2023 Itron Performance Metrics”) attached hereto and incorporated herein by this reference. Following the completion of the Performance Period, actual performance relative to the Performance metrics will be assessed. Each participant’s individual performance will also be assessed and used to adjust their individual award payout through the application of an Individual Performance Factor (“IPF”). Payouts (the “IIP Award”), if any, will be determined in accordance with the award formula as defined in Exhibit A.

To the maximum extent permitted by the applicable law, the Plan shall apply on a global scale to all subsidiaries of Itron, Inc. worldwide. If any of the provisions of the IIP contravenes a mandatory law in a particular country, such mandatory law shall apply in that country.

Eligibility
Participation in the plan is reviewed annually and is based on the position that the employee holds at that time. Final eligibility is determined by the SVP of Human Resources.

Except as set forth below, each IIP Participant must be an Eligible Employee as of the first day of the Performance Period and be actively employed by Itron during the Performance Period and on the date IIP awards, if any, are paid. IIP Participants who do not actively work during the entire Performance Period will receive a reduced payout which will be pro-rated for the absence period, unless any such deductions are prohibited by applicable law or stated otherwise in this Plan.

Any employee who becomes an Eligible Employee as a result of a new hire (including as the result of an acquisition or merger) after the first day of a Performance Period may become eligible to participate in the Plan and receive an IIP Award. The award will be pro-rated based on the number of calendar days that the employee qualified as an Eligible Employee during the Performance Period. Similarly, if during a Performance Period an Eligible Employee is transferred to another role for which different performance
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measures apply, his/her IIP Award, if any, will be calculated by taking into account the performance measures for each role. The time will be pro-rated based on the actual time that the Eligible Employee spent in each role during the Performance Period.

Any employee who becomes an Eligible Employee because of a promotion after the first day of a Performance Period may become eligible to participate in the Plan and receive an IIP Award. The entire Performance Period shall be used as the basis for any payment under the Plan.

Participants must be in an IIP eligible position on or before October 1st of the Performance Period in order to be eligible for payment under the Plan. Final approval of IIP Participants and IIP award payments are approved by the Senior Vice President Human Resources and/or President & CEO as delegated by the Compensation Committee of the Itron Board of Directors.

Award Opportunities
Each IIP Participant shall have the opportunity to earn his/her IIP award based upon the achievement of predetermined Performance metrics, which are comprised of Performance Objectives and an assessment of a participant’s individual performance. The Performance Period has a Financial Threshold Goal (“Threshold”), as defined in Exhibit A, which must be achieved for the financial goals to be earned and paid.

If the overall EBITDA threshold as defined in Exhibit A is met for the period January 1st through December 31st Performance Period, the financial objectives of the IIP Award will be considered for payment. The Performance metrics are set forth in Exhibit A (“2023 Itron Performance Metrics”). The definition of each metric and its measurement is provided in the Definitions section of this Plan which is attached hereto as Exhibit B (the “Definitions”) and are incorporated herein by this reference. No Financial Objective Awards will be earned for the Financial Performance metrics of the Plan if the EBITDA Threshold, as defined in Exhibit A, is not achieved. Quantitative Strategic Goals are not subject to the EBITDA threshold. Maximum payout percentages for each element of the 2023 Itron Performance metrics of the IIP are also set forth in Exhibit A.

The Plan also includes an Individual Performance Factor (“IPF”) that is applied based on the participant’s annual performance as defined in Exhibit A. The Participant’s manager will assess the Participant’s individual performance and an IPF will be assigned reflecting the manager’s assessment by applying a multiplier (range of 0.0 – 1.5) against the calculated payout. The calculated payout is determined based on how the plan has performed and applied to an individual’s target award. The IPF is then applied after the calculated payout is established.

Each IIP Participant shall be assigned a percentage of his or her base salary (“Target Percentage”) commensurate with their position’s organizational level that will be used in calculating the amount of his or her IIP Target Award, if any. The IIP Participant’s base salary and Target Percentage as of December 31st, 2023, will be used for purposes of the IIP calculation.

Adjustments to Performance Objectives: To the extent applicable, the Compensation Committee or Designee may adjust the Company financial results achieved during the Performance Period for the purposes of determining the attainment of Performance Objectives. Such adjustments may include or exclude, without limitation, one or more of the following: foreign exchange rates, items that are extraordinary or unusual in nature or infrequent in occurrence, including one-time or non-recurring items; items related to a change in accounting principles under GAAP; items related to changes in law or regulatory requirements; items related to financing activities; expenses for restructuring or productivity
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initiatives; other non-operating items; items related to acquisitions, including transaction-related charges and amortization; items attributable to the business operations of any entity acquired by the Company during the Performance Period; items related to the disposal of a business or segment of a business; items related to discontinued operations that do not qualify as a segment of a business under GAAP; expenses related to natural disasters, pandemics, and other disasters; litigation related expenses; taxes; stock-based compensation; non-cash items; and any other items of significant income or expense which are determined to be appropriate adjustments.

Payouts
If awarded, IIP payments will be communicated and paid to U.S. IIP Participants within a reasonable period after the end of the Performance Period and in any event on or before March 15th following the end of the Performance Period. For non-U.S. IIP participants, the IIP will be paid before the end of the first quarter or the first pay period in the second quarter based on payroll processing requirements. Any corrections or revisions to an IIP Participant’s IIP Award must be requested by the IIP Participant or his/her manager before May 1st of the year in which the IIP Award is paid.

Tax Consequences
The Company shall have the right to deduct applicable taxes from any IIP Award and withhold, at the time of delivery of the IIP Award, if any, under the IIP, an appropriate amount for payment of taxes required by applicable law or to take such other action as may be necessary or advisable in the opinion of the Company to satisfy all tax withholding obligations of the IIP Participants.

Section 409A. The IIP is intended to satisfy the short-term deferral exception to the application of Internal Revenue Code Section 409A (26 U.S. Code § 409A). To the extent any provision of the IIP becomes subject to Internal Revenue Code Section 409A and the applicable regulations and guidance issued thereunder, it shall be construed, and payments made hereunder, as the Compensation Committee or Designee deems necessary to comply with Internal Revenue Code Section 409A.

Changes in Employment / Earning of Award

Termination of Employment

Death, Disability & Retirement

IIP Participants whose employment relationship with Itron terminates because of death, disability, or retirement will be eligible to earn a prorated IIP Award based on the actual IIP Award payouts. In such case, the IIP Award, if any, will be paid at the time when other IIP Participants receive their respective IIP Awards, if any. For the purposes of the IIP, “retirement” in the United States shall mean the earlier of the age 65 or the age 55 with at least 10 years of service with Itron. “Retirement” in other jurisdictions/locations shall be determined in accordance with the applicable provisions of the law in the country of employment of the IIP Participant. For those IIP Participants whose employment terminates as a result of death, the IIP Award, if any, will be issued to the employee’s estate, unless required otherwise by applicable law.
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Reductions in Force

After the Completion of the Performance Period: Unless otherwise required by mandatory provisions of local law, in the event an IIP Participant’s employment with Itron terminates due to a reduction in force after the completion of the Performance Period but prior to the payout of the IIP Award, the IIP Participant will be entitled to receive the IIP Award, if and when any such IIP Award is earned and payable in accordance with the terms of this Plan. The IIP Award, if any, will be paid at the time when other IIP Participants receive their respective IIP Awards.

Prior to the Completion of the Performance Period: Unless otherwise required by mandatory provisions of local law, in the event an IIP Participant’s employment with Itron terminates due to a reduction in force prior the completion of the Performance Period, the IIP Participant will not be entitled to receive any portion of the IIP Award for the Performance Period.

All Other Types of Terminations or Resignations: IIP Participants who voluntarily resign or whose employment is terminated for any reason other than death, disability or retirement prior to the distribution of the IIP Award, if any, shall not be eligible to earn or receive an IIP Award, unless required by mandatory provisions of local law. In those countries where payment of a prorated IIP Award is required when an IIP Participant’s employment is terminated for reasons other than death, disability, or retirement prior to the distribution of the IIP Award, the IIP Participant will be eligible to earn an IIP Award on a prorated basis depending on the actual number of days employed during the Performance Period by the IIP Participant during the Performance Period. In such case, the IIP Award, if any, will be due and payable only upon completion of the Performance Period, and will be calculated based on the actual results, achievement of the Performance Objectives as determined upon completion of the Performance Period and application of the Individual Performance Factor, in accordance with the Plan and the Award Formula. Determination of the Individual Performance Factor will be based upon the performance assessment completed and documented on or around the last date of employment of the IIP Participant.

Performance Period
Following the commencement of any Performance Period or any designated fiscal period or period of service, the administrator will (a) designate the IIP Participant to receive such award, (b) select the Performance Criteria (as defined in the IIP) applicable to the Performance Period, (c) establish the performance goals (and any exclusions), and amounts of such awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the performance goals and the amounts of such awards, as applicable, to be earned by each Participant for such Performance Period.

Following the completion of the Performance Period, the administrator will certify whether and the extent to which the applicable performance goals have been achieved for such Performance Period.

Notwithstanding anything to the contrary as set forth herein, as set forth in Exhibit A, the administrator will approve an initial Performance Criteria and performance goal(s) that must be achieved to fund any bonus payments for Participants. If the Financial Threshold Goal is not achieved, then no payments shall be payable on the financial objectives of the plan to any IIP Participant for the applicable Performance Period. If the Financial Threshold Goal is achieved, the financial objectives bonus pool will fund at the annual operating level to determine payouts. The administrator may also make performance-based adjustments. The Quantitative Strategic Goals are Pass / Fail for 0% to 100% payout and not subject to the Financial Threshold Goal.
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Other Conditions
Eligibility for, or actual participation in, the IIP shall not, and is in no way intended to, create an agreement of employment for a definite term. Nothing herein shall, or is intended to, (i) obligate the Company to offer any employee participation in the IIP or any other management incentive program or similar arrangement in the future, and/or (ii) act as a modification of any employee’s existing terms and conditions of employment. Except as expressly set forth herein, the IIP shall be subject to and administered in accordance with the terms and conditions of the IIP.

Governance
This document is intended only as a summary of the shareholder approved IIP Plan. The Compensation Committee or Designee shall be responsible for the administration and governance of the Plan. The decisions made by the Compensation Committee or Designee shall be conclusive and binding on all IIP Participants.

Amendment, Modification, Payments or Termination of the Plan
Itron reserves the right to amend, modify, payments, or terminate the Plan at any time at its sole discretion.
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Exhibit A

2023 Itron Performance Metrics

Financial Threshold

The Total Company Adjusted EBITDA dollar threshold of 70% must be achieved before the Financial Performance Objectives of the 2023 IIP are payable. The Quantitative Strategic Goals are not subject to the Financial Threshold.

Performance Objectives	Weighting
Payout % Based on Financial Objective Attainments
All Segments, Total Company, Consolidated Adjusted EBITDA $	60%
All Segments, Total Company, Consolidated Revenue $	20%
Quantitative Strategic Goals	20%
TOTAL	100%

Financial Objectives

Ranges for financial metric pay out go from 0% to 150%

Quantitative Strategic Goals

Ranges for payout is Pass / Fail for 0% to 100%

Final determination of the IIP Award and its payout are subject to approval by the. Senior Vice President Human Resources and/or President & CEO as delegated by the Compensation Committee of the Itron Board of Directors.
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Exhibit B

Definitions

PERFORMANCE PERIOD
January 1, 2023 through December 31, 2023

PERFORMANCE OBJECTIVES

The elements of Financial and Quantitative Strategic Goals are collectively referred to as the
Performance Objectives.

FINANCIAL OBJECTIVES

Total Company Consolidated Adjusted EBITDA
Total Company Adjusted EBITDA (GAAP Net Income or loss minus interest income, plus interest expense, plus depreciation and amortization, plus restructuring expense, plus acquisition-related expenses plus goodwill impairment and excluding income tax provisions or benefits).

Total Company Consolidated Revenue
Total Company Consolidated Revenues as recognized in accordance with U.S. generally accepted accounting principles (US GAAP).

Financial Plan Threshold
The financial threshold of Total Company Adjusted EBITDA dollar attainment is pre-determined for the Financial Objective Performance Period. This established threshold must be achieved for any of the Financial Performance Objectives of the Plan to be earned.

Quantitative Strategic Goals

NPI Revenue: pass/fail > 15% increase in YoY NPI Revenue

GHG Reduction: pass/fail on > 25% reduction from 2019 level of scope 1 + scope 2

Not subject to the Financial Plan Threshold

OTHER

Individual Performance Factor (IPF)
An annual assessment of the Participant’s performance by the Participant’s manager. The Individual Performance Factor is applied to the calculated Performance Objectives award result and will vary by each participant based on their individual performance. The IPF can range from zero (0) to one point five (1.5).

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